Exhibit 2.7

CELESTICA INC.,
as Company

Second Supplemental Indenture

Dated as of December 30, 2004

to the

Indenture

Dated as of June 16, 2004

JPMORGAN CHASE BANK, N.A.,
as Trustee

        This SECOND SUPPLEMENTAL INDENTURE dated as of December 30, 2004, (this "Second Supplemental Indenture"), is by and between Celestica Inc., an Ontario corporation (the "Company") and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as trustee (the "Trustee") to the Indenture dated as of June 16, 2004 between the Company and the Trustee (formerly, The Chase Manhattan Bank) (the "Base Indenture", as amended by the First Supplemental Indenture dated as of June 16, 2004 between the Company and the Trustee and this Second Supplemental Indenture, as so amended and supplemented, the "Indenture").

ARTICLE 1
INTERPRETATION

        Section 1.01 Definitions.

        Capitalized terms defined in the Indenture which are used in this Second Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

        Section 1.02 Headings.

        The division of this Second Supplemental Indenture into Articles and Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "this Second Supplemental Indenture", "hereof", "hereunder" and similar expressions refer to this Second Supplemental Indenture and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto.

        Section 1.03 Reference to Trustee.

        Any reference in this Second Supplemental Indenture to the Trustee shall be construed so as to include its permitted successors, transferees or assigns under the Indenture in accordance with its terms.

        Section 1.04 Severability.

        To the extent permitted by applicable law, in case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable in any respect or for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law.

        Section 1.05 Effect on the Indenture.

        On and after the date of this Second Supplemental Indenture, each reference in the Indenture to "this Indenture" and each reference to the Indenture in the Notes and any and all other agreements, documents and instruments delivered by the Company, the Trustee or any other Person shall mean and be a reference to the Indenture as amended by this Second Supplemental Indenture. Except as specifically amended by this Second Supplemental Indenture, the Indenture shall remain in full force and effect.

        Section 1.06 Trustee Not Responsible for Second Indenture.

        The Trustee makes no representations or warranties as to the validity or sufficiency of this Second Supplemental Indenture.

ARTICLE 2
AMENDMENT

        Section 2.01 Amendment to Section 4.14(b)(iv).

        Section 4.14(b)(iv) of the Indenture is hereby amended by replacing the references to the term "Wholly Owned Subsidiaries" with the term "wholly owned Subsidiaries".

ARTICLE 3
MISCELLANEOUS

        Section 3.01 Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 3.02 Counterpart Originals.

        The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Dated as of December 30 , 2004.
CELESTICA INC.
	By:	/s/ ELIZABETH L. DELBIANCO
Name: Elizabeth L. DelBianco Title: Chief Legal Officer
JPMORGAN CHASE BANK, N.A. AS TRUSTEE
	By:	/s/ L. O'BRIEN
Name: L. O'Brien Title: Vice President